FUND PARTICIPATION AGREEMENT

     This AGREEMENT is made this day of , , by and between American United Life Insurance Company(R) (the "Company"), a life insurance Company domiciled in Indiana, on its behalf and on behalf of the segregated asset accounts of the Company listed on Exhibit A to this Agreement (the "Separate Accounts"); Thornburg Investment Management, Inc. (Investment Advisor), a [corporation]; and ("Distributor"), Thornburg Securities Corporation. WITNESSETH WHEREAS, Thornburg Investment Management, Inc. is the investment advisor and Thornburg Securites Corporation is the distributor to the Funds. The Funds are series of investment companies registered under the Investment Company Act of 1940, as amended (" 1940 Act") and the Funds are authorized to issue separate "series" and each series has its own investment objective, policies, and limitations; and

     WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, and is a member in good standing of the National Association of Securities Dealers, ("NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company wishes to purchase shares of one or more of the Fund's series on behalf of its Separate Accounts to serve as an investment medium for Variable Contracts funded by the Separate Accounts, and the Distributor is authorized to sell shares of the Fund's series;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

                         ARTICLE I. Sale of Fund Shares

     1.1. The Distributor agrees to sell to the Company shares in accordance with the Fund's prospectus.

     1.5. Upon receipt of a request for redemption in proper form from the Company, the redemption will be accomplished in accordance with the prospectas. The Distributor agrees to arrange for redemption of any full or fractional shares of the Series held by the Company in accordance with the prospectus, ordinarily executing such requests on each business day at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption, except that the parties recognize that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Fund as described in the current prospectus.

     1.6. The Company agrees to purchase and redeem the shares of each Series in accordance with the provisions of the current prospectus for the Fund.

     1.7. The Company shall pay for shares of the Series on the same day that it places an order to purchase shares of the Series. Payment shall be in federal funds transmitted by wire or by any other method mutually agreed upon by the Parties hereto.

     1.8. Issuance and transfer of shares of the Series will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to the Company or the Separate Accounts unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded by the Company or its agent in an appropriate title for the Separate Accounts or the appropriate subaccounts of the Separate Accounts.

     1.9. The Investment Advisor shall promptly furnish notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the shares of the Series. The Company hereby elects to reinvest in the Series all such dividends and distributions as are payable on a Series' shares and to receive such dividends and distributions in additional shares of that Series. The Company reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. The Investment Advisor shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.10. The Fund shall instruct its recordkeeping agent to advise the Company on each business day of the net asset value per share for each Series as soon as reasonably practical after the net asset value per share is calculated.

                   ARTICLE II. Representations and Warranties

     2.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it is taxed as an insurance company under Subchapter L of the Code.

     2.2. The Company represents and warrants that it has legally and validly established each of the Separate Accounts as a segregated asset account under the Indiana Insurance Code, and that each of the Separate Accounts is a validly existing segregated asset account under applicable federal and state law.

     2.3. The Company represents and warrants that the Variable Contracts issued by the Company or interests in the Separate Accounts under such Variable Contracts (1) are or, prior to issuance, will be registered as securities under the Securities Act of 1933 (" 1933 Act") or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.

     2.4. The Company represents and warrants that each of the Separate Accounts
(I) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

     2.5. The Company represents that it believes, in good faith, that the Variable Contracts issued by the Company are currently treated as annuity contracts or life insurance policies (which may include modified endowment contracts), whichever is appropriate, under applicable provisions of the Code.

     2.6. The Company represents and warrants that any of its Separate Accounts that fund variable life insurance contracts and that are registered with the SEC as investment companies, rely on the exemptions provided by Rule 6e-3(T), or any successor thereto, and not on Rule 6e-2 under the 1940 Act.

     2.7. The Investment Advisor and Distributor each represents and warrants that it is duly organized as a corporation under the laws of the state of Delaware, and is in good standing under applicable law.

     2.10. The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.

                           ARTICLE III. General Duties

     3.5. The Company shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Variable Contracts issued by the Company, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Variable Contracts or interests in the Separate Accounts under the Variable Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Variable Contracts from state insurance commissioners.

     3.7. The Company shall offer and sell the Variable Contracts issued by the Company in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Conduct Rules, and state law respecting the offering of variable life insurance policies and variable annuity contracts.

     3.8. Pursuant to the terms of the Participation Agreement, the Distributor shall sell and distribute the shares of the Series of the Fund in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Conduct Rules, and state law.

     3.10. The Company agrees to provide, as promptly as possible, notice to the Fund and to the Distributor if the Company has reason to know about a meeting of some or all of the owners of the Variable Contracts or shareholders of the Fund, where the agenda or purpose of the meeting relates, in whole or in part, to the Fund, and that has not been called by the Fund's Board of Directors/Trustees (and which shall not include a vote of Variable Contract Owners having an interest in a Separate Account to substitute shares of another investment company for corresponding shares of the Fund or a Series, to which the notice provision of Section 9.2 shall apply. In such an event, the Company agrees to distribute proxy statements and any additional solicitation materials upon the request of the Fund or the Distributor to the owners of the Variable Contracts issued by the Company at least 30 days prior to the meeting. The Company further agrees that it shall take no action, directly or indirectly, in furtherance of shareholders of the Fund or Contract Owners taking any action with respect to the Fund by written consent and without a meeting.

     3.11. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records as required by law in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                         ARTICLE IV. Potential Conflicts

     4.2. The Company agrees that it shall be responsible for reporting any potential or existing conflicts to the Fund's Board of Directors/Trustees. The Company will provide the Fund's Board with all information reasonably necessary for the Board to consider any issues raised by this agreement or the performance of the parties. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Variable Contract Owner voting instructions are disregarded. The Company shall carry out its responsibility under this
Section 4.2 with a view only to the interests of the Variable Contract Owners.

              ARTICLE V. Prospectuses and Proxy Statements: Voting

     5.1. The Company shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Variable Contracts issued by the Company as required to be distributed to such Variable Contract Owners under applicable federal or state law.

     5.2. The Distributor shall provide the Company with as many copies of the current prospectus of the Fund as the Company may reasonably request. If requested by the Company in lieu thereof, the Distributor shall provide such documentation (including a final copy of the Fund's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Company to print together in one document the current prospectus for the Variable Contracts issued by the Company and the current prospectus for the Fund. The Fund shall bear the expense of printing copies of its current prospectus that will be distributed to existing Variable Contract Owners, and the Company shall bear the expense of printing copies of the Fund's prospectus that are used in connection with offering the Variable Contracts issued by the Company.

     5.3. The Distributor shall provide (1) one copy of the Fund's current Statement of Additional Information ("SAI") to the Company and to any owner of a Variable Contract issued by the Company who requests such SAI, (2) at the Company's expense, such additional copies of the Fund's current SAI as the Company shall reasonably request and that the Company shall require in accordance with applicable law in connection with offering the Variable Contracts issued by the Company.

     5.4. The Distributor shall provide the Company with copies of proxy material, periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for purposes of distributing to owners of Variable Contracts issued by the Company. The Distributor, at the Company's expense, shall provide the Company with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for use in connection with offering the Variable Contracts issued by the Company. If requested by the Company in lieu thereof, the Distributor shall provide such documentation (including a final copy of the Fund's proxy materials, periodic reports to shareholders and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for the Company to print such shareholder communications for distribution to owners of Variable Contracts issued by the Company.

     5.5. For so long as the SEC interprets the 1940 Act to require pass-through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act and subject to other applicable law, the Company shall vote shares of each Series of the Fund held in a Separate Account or a subaccount thereof, whether or not registered under the 1940 Act, at regular and special meetings of the Fund in accordance with instructions timely received by the Company (or its designated agent) from owners of Variable Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Series. The Company shall vote shares of a Series of the Fund held in a Separate Account or a subaccount thereof that are attributable to the Variable Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccount thereof that are not attributable to the Variable Contracts and owned beneficially by the Company (resulting from charges against the Variable Contracts or otherwise), in the same proportion as the votes cast by owners of the Variable Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Series from whom instructions have been timely received. The Company shall vote shares of each Series of the Fund held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Series held in all Separate Accounts of the Company or subaccounts thereof, in the aggregate.

                   ARTICLE VI. Sales Material and Information

     6.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund (or any Series thereof) or its investment adviser or the Distributor is named, and no such sales literature or other promotional material shall be used without the prior approval of the Distributor or the designee of either.

     6.2. The Company agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee and by the Distributor or its designee, except with the permission of the Fund' or its designee and the Distributor or its designee.

     6.3. The Distributor shall furnish to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Separate Accounts are named, and no such material shall be used without the prior approval of the Company or its designee.

     6.4. The Distributor agrees that it and its affiliates and agents shall not give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts issued by the Company, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     6.5. The Distributor will provide to the Company at least one complete copy of all prospectuses, Statements of Additional Information, reports, proxy statements and other voting solicitation materials, and all amendments and supplements to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

     6.6. The Company will provide to the Chief Compliance Officer of the Advisor at least one complete copy of all prospectuses (which shall include an offering memorandum if the Variable Contracts issued by the Company or interests therein are not registered under the 1933 Act), Statements of Additional Information, reports, solicitations for voting instructions, and all amendments or supplements to any of the above, that relate to the Variable Contracts issued by the Company or the Separate Accounts promptly after the filing of such document with the SEC or other regulatory authority.

     6.7. For purposes of this Article VI, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

                         ARTICLE VII. Indemnification ,

                       7.1. Indemnification By The Company

     7.1(a). The Company agrees to indemnify and hold harmless the Fund, each of its Directors/Trustees and officers, any affiliated person of the Fund within the meaning of Section 2(a)(3) of the 1940 Act, the Investment Advisor, and the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation, arbitration and investigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Company and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) for the Variable Contracts issued by the Company or sales literature for such Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Contracts issued by the Company or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of such Variable Contracts or Fund shares; or

     (ii) arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or any of its affiliates, employees or agents with respect to the sale or distribution of the Variable Contracts issued by the Company or the Fund shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; except to the extent provided in Sections 7.1(b) and 7.1(c) hereof.

     (iv) arise out of violations of law or governmental regulations and loss resulting from violations of the Participation Agreement by the Company or its affiliates or agents or their respective directors, officers, employees, representatives or governmental investigations of these persons. 7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of the indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations or duties under this Agreement or to the Fund.

     7.1(c). The Company shall not be liable under this indemnification provision with: respect to any claim made against an Indemnified Party unless such Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses .subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     7.1(d). The Indemnified Parties shall promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or Fund operations related to Variable Contracts issued by the Company .

                     7.2. Indemnification By the Distributor

     7.2(a). The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who is an affiliated person of the Company within the meaning of Section 2(a)(3) the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation, arbitration and investigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Company and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund or the designee of either by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Company or Fund shares; or

     (ii) arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Distributor or any employees or agents thereof) or wrongful conduct of the Fund or Distributor, or the affiliates, employees, or agents of the Fund or the Distributor with respect to the sale or distribution of the Variable Contracts issued by the Company or Fund shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts issued by the Company, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; except to the extent provided in Sections 7.2(b) and 7.2(c) hereof. (iv) arise out of violations of law or governmental regulations and loss resulting from violations of the Participation Agreement by the Distributor or its affiliates, agents or their respective directors, officers, representatives or governmental investigations of these persons.

     7.2(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Accounts.

     7.2(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom 'such action is brought otherwise than on account of this Indemnification Provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     7.2(d). The Company shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Fund shares or Fund operations related to Variable Contracts issued by the Company.

                          ARTICLE VIII. Applicable Law

     8.1.  This  Agreement   shall  be  construed  and  the  provisions   hereof
interpreted under and in accordance with the laws of the State of New Mexico_________________________________

     8.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE IX. Termination

     9.1. This Agreement shall terminate: (a) at the option of the Advisor or the Distributor upon 60 days advance written notice to the other parties; or (b) at the option of the Company, at its discretion, upon prompt notice by the Company to the other parties; or (c) at the option of the Advisor or the Distributor upon institution of an investigation that pertains to the agreement of the Company or its agent by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Variable Contracts issued by the Company, the operation of the Separate Accounts, or the purchase of the Fund shares; or (d) at the option of the Company upon institution of an investigation pertaining to the agreement against the Fund or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or (f) in the event any of the shares of a Series are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Company; or (g) the Company, Advisor or Distributor undertake to obey all relevant laws and regulations, any violation of law or regulations or breach of contract by a party permits termination of the agreement by the other party

     9.2. Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 9.1 (c) and (d) hereof or examinations relating to any matter which is subject of this agreement.. The Company shall give 60 day's prior written notice to the Fund of the date of any proposed vote of Variable Contract Owners to replace the Fund's shares as described in Section 9.1(e) hereof.

     9.3. Except as necessary to implement Variable Contract Owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Variable Contracts issued by the Company (as opposed to Fund shares attributable to the Company's assets held in the Separate Accounts), and the Company shall not prevent Variable Contract Owners from allocating payments to a Series, until 60 days after the Company shall have notified the Fund or Distributor of its intention to do so.

     9.4. If this Agreement terminates, the indemnification provisions and any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

                               ARTICLE X. Notices

     Any notice shall be sufficiently given when sent by registered, certified mail, facsimile or overnight delivery to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                 If to the Advisor:        Thornburg Investment Management, Inc.
                                           119 E. Marcy St. Ste 202
                                           Santa Fe, NM  87501
                                           FAX: 505-984-8973

                 If to the Distributor:    Thornburg Securities Corp.
                                           119 E. Marcy St. Ste 202
                                           Santa Fe, NM  87501
                                           FAX: 505-984-8973
                  If to the Company:

                            ARTICLE XI. Miscellaneous


     11.2. For Massachusetts business trusts: A copy of the Fund's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of the Fund by a Trustee of the Fund in his or her capacity as Trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

     11.3. Nothing in this Agreement shall impede the Fund's Directors/Trustees or shareholders of the shares of the Fund's Series from exercising any of the rights provided to such Directors/Trustees or shareholders in the Fund's Articles of Incorporation/Agreement and Declaration of Trust, as amended, a copy of which will be provided to the Company upon request.

     11.4. It is understood that the name "Thornburg______________ ", "Thornburg Securities Coporation_________________", "_Thornburg Investment Management, Inc.____________________________" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that the Company has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Company shall forthwith cease to use such name (or derivative or logo).

     11.5. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     11.6. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     11.7. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     11.8. This Agreement may not be assigned by any party to the Agreement except with the written consent of the other parties to the Agreement.

     11.9 The Company acknowledges that the Distributor and the Advisor are not obligated to and will not evaluate the suitability of the Contracts or the shares of the Funds for the Separate Accounts and the participants and beneficiaries of the Separate Accounts, and the Company consequently shall fulfill any obligation imposed by the federal or state securities laws and regulations to evaluate such suitability.

     11.10 The Company certifies that maintains and will maintain sufficient internal controls to identify and prevent excessive trading through Separate Accounts purchasing Fund shares.

     11.11 The Company hereby certifies that it has established and maintains an anti-money laundering ("AML") program that includes written policies, procedures and internal controls reasonably designed to identify its Contract holders and has undertaken appropriate due diligence efforts to "know its customers" in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the USA PATRIOT ACT of 2001 (: the "Patriot Act"). The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act. The Company agrees to provide the Distributor with such information as it may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable the Distributor to fulfill its obligations under the Patriot Act, and upon its request to file notice pursuant to Section 314 of the Patriot Act and the impending regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice the Company agrees to forward a copy to the Distributor, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use disclosure, and security of any information that is shared.

     11.12 Each party hereby covenants and agrees with the other that all customer information that it may obtain from the other party in connection with its performance of its obligations hereunder shall be maintained in the strictest confidence and shall not be disclosed by the party to any third party except as necessary to perform the contemplated services, and shall be used by the party solely in connection with the delivery of those services. Each party shall take commercially reasonable actions to safeguard the security of that customer information, and shall restrict access thereto to those employees, contractors or agents with a reasonable need to have such access in connection with the delivery of those services. Without limiting the generality of the foregoing, each party hereby covenants and agrees that it will not disclose or use any customer information in any matter that is in violation of applicable law, including without limitation the Gramm-Leach-Bliley Act of 1999.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                               Thornburg Investment Management, Inc.
ATTEST:                                               BY:
             Name:                                             Name:
             Title:                                            Title:

                                                               Thornburg Securities Corporation
ATTEST:                                               BY:
             Name:                                             Name
             Title:                                            Title:

                                                     American United Life Insurance Company(R)

ATTEST:                                                       BY:
             Name:                                            Name:
             Title:                                           Title:











                    Exhibit A To Fund Participation Agreement

Funds Available

Thornburg International Value Fund Class R1          Symbol: TGVRX     CUSIP: 885-215-525
Thornburg Value Fund Class R1                        Symbol: TVRFX     CUSIP: 885-215-533
Thornburg Core Growth Fund Class R1                  Symbol: THCRX     CUSIP: 885-235-517
Thornburg Limited Term Income Fund Class R1          Symbol: THIRX     CUSIP: 885-215-483
Thornburg Limited Term US Government Fund Class R1   Symbol: LTURX     CUSIP: 885-215-491






































                    Exhibit B To Fund Participation Agreement

                                      Fees

     1. In consideration of the services listed below to be provided by the Company pursuant to this Agreement, the Company will be entitled to receive from the fees set forth below. The Company will calculate the amount of the payment to be made pursuant to this Section and Exhibit B at the end of each quarter and will submit an invoice to Advisor within 30 days thereafter. The invoice will include the number of Separate Accounts per fund. The parties recognize that such fees are for administrative services provided by the Company, and are not for investment advisory or distribution services.

     Rate: The amount equal to 10 basis points per annum on the average aggregate amount invested in the Company's Separate Account(s) in each Poitfolio under the Fund Participation Agreement.

     2. The Company shall furnish to each Separate Account recordkeeping and administrative services necessary and appropriate for each such Sepratea Account, including as required: (i) Separate Account recordkeeping, sub-accounting, and other administrative services in connection with entry of purchase and redemption orders and payment of distributions; (ii) withholding sums required by applicable authorities; (iii) providing daily accounting, allocation and valuation services for each Separate Account; (iv) paying and filing of any withholding, reports and other documentation required by appropriate government agencies; (v) preparation and issuance of statements and reports to Separate Accounts; (vi) delivering prospectuses, reports, proxy materials and other documents of the Funds to Sepratae Account holders as required by law or regulations; and (vii) maintaining and preserving all records required by law or requirements of any Separate Account, and providing copies of records to Advisor, Account administrators and participants as may reasonably be requested to comply with any request of a governmental body, self regulatory organization or auditor, comply with laws or regulations, monitor and review compliance of the Company, or to resolve disputes and reconcile records.